UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2010

MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Second Street, Suite 102, Encinitas, California	92024
(Address of Principal Executive Offices)	(Zip Code)

(760) 479-5080
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 28, 2010, Mr. Kevin J. Gadawski was elected to the Board of Directors (the “Board”) of MACC Private Equities Inc. (“MACC” or the “Company”).   Mr. Gadawski was elected by the Board to fill a vacancy.  It is anticipated that Mr. Gadawski will stand for election to a one-year term in office at the MACC annual meeting to be held later this year.

Mr. Gadawski, age 42, currently serves as President of NL Strategies, Inc., a consulting firm providing financial and strategic consulting with special emphasis on acquisition due diligence, forensic accounting, and valuation of private entities.  Prior to starting NL Strategies, Inc. in 2007, Mr. Gadawski was an Owner and the President of First Check Diagnostics, LLC, a manufacturer of medical devices located in Lake Forest, California, which he, along with a group of private individuals, purchased in 2004 from Ziegler Healthcare, after serving as Chief Operating Officer and Chief Financial Officer since 2002.  Prior to 2002, Mr. Gadawski was Chief Financial Officer for California Software, a software company located in Irvine, California, where he headed finance and M&A due diligence and managed HR administration and investor relations.  Prior to joining California Software in 2001, Mr. Gadawski was Chief Financial Officer at e-Net Financial.com Corporation, a technology-driven financial resource serving both commercial and consumer mortgage markets, where he streamlined, strengthened, and improved financial and administrative operations and held full accountability for internal and external (SEC) reporting, cash management, annual budgeting, and investor relations.  Prior to joining e-Net Financial.com Corporation in 2000, Mr. Gadawski served as Director of Internal Audit at Huffy Corporation and Segment Controller at Huffy Service First, a $150 million wholly owned subsidiary of Huffy Corporation, where he managed general accounting, billing, payroll, and credit, leading a team of thirty and directing all internal and external reporting for eighty profit centers.  Prior to 1995, Mr. Gadawski served five years as a Senior Accountant at KPMG Peat Marwick, serving as lead auditor on numerous engagements for publicly traded clients in multiple industry sectors.  Mr. Gadawski is a Certified Public Accountant and has a Bachelors of Science in Accounting from Northern Kentucky University.

Mr. Gadawski is a not an “interested person” of the Company, as that term is defined by the Investment Company Act of 1940, as amended.  Mr. Gadawski will serve as a member of both the Audit and Corporate Governance/Nominating committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACC PRIVATE EQUITIES INC.

Date: January 29, 2010	By:	/s/ Derek Gaertner
Derek Gaertner
Chief Financial Officer